Exhibit 24

Power of Attorney

Each of the undersigned, being a director or officer, or both, of Schlumberger Limited, a Curaçao corporation (the “Company”), hereby constitutes and appoints Howard Guild or Dianne B. Ralston, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, resubstitution and revocation and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of (x) 36,806,947 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) to be offered and issued under the 2017 Schlumberger Omnibus Stock Incentive Plan, as amended and restated effective January 21, 2021, (y) 20,000,000 shares of Common Stock to be offered and issued under the Schlumberger Discounted Stock Purchase Plan, as amended and restated effective January 1, 2021, and (z) 600,000 shares of Common Stock to be offered and issued under the 2004 Stock and Deferral Plan for Non-Employee Directors, as amended and restated effective January 21, 2021, on Form S-8, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Common Stock; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements will comply with the Securities Act, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which will constitute an original and all of which, taken together, will constitute one Power of Attorney.

Date: November 30, 2021

/s/ Peter Coleman	/s/ Maria Moræus Hanssen
Peter Coleman Director	Maria Moræus Hanssen Director

/s/ Patrick de La Chevardière	/s/ Vanitha Narayanan
Patrick de La Chevardière Director	Vanitha Narayanan Director

/s/ Miguel M. Galuccio	/s/ Mark G. Papa
Miguel M. Galuccio Director	Mark G. Papa Chairman of the Board

/s/ Olivier Le Peuch	/s/ Henri Seydoux
Olivier Le Peuch Chief Executive Officer and Director	Henri Seydoux Director

/s/ Samuel Leupold	/s/ Jeff W. Sheets
Samuel Leupold Director	Jeff W. Sheets Director

/s/ Tatiana A. Mitrova	/s/ Ulrich Spiesshofer
Tatiana A. Mitrova Director	Ulrich Spiesshofer Director